UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
CURRENT REPORT
(Amendment No. 2)

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 9, 2007

Wonder Auto Technology, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District
Jinzhou City, Liaoning
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 2, 2007, Wonder Auto Technology, Inc. (the “Company”) acquired an aggregate 79.592% ownership interest in Jinzhou Wanyou Mechanical Parts Co., Ltd. (“Jinzhou Wanyou”) in two separate equity purchase transactions between the Company’s subsidiaries and two former equity owners of Jinzhou Wanyou. On April 4, 2007, the Company filed a Current Report on Form 8-K (the “Initial 8-K”) to report the acquisitions. On June 14, 2007, the Company filed an Amendment No. 1 to the Initial 8-K (the “Amendment No. 1”) to amend and restate Item 9.01 of the Initial 8-K to include (i) the unaudited condensed financial statements of Jinzhou Wanyou for the three months ended March 31, 2007 as Exhibit 99.1, (ii) the audited financial statements of Jinzhou Wanyou for the period from September 21, 2006 (date of incorporation) to December 31, 2006 as Exhibit 99.2, and (iii) the pro forma condensed combined financial statements of the Company as Exhibit 99.3.

The Company is filing this Amendment No. 2 on Form 8-K/A solely to amend Note 14 to Exhibit 99.1 of the Amendment No. 1 to include geographic information about Jinzhou Wanyou’s revenues.

No other information in the Initial 8-K or Amendment No. 1 is amended hereby. This amendment continues to describe conditions as of the date of the Initial 8-K, and accordingly, the Company has not updated the disclosures contained herein to reflect events that occurred at a later date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

Attached hereto as Exhibit 99.1, and incorporated herein by reference, are the amended unaudited condensed financial statements for the three months ended March 31, 2007, for Jinzhou Wanyou Mechanical Parts Co., Ltd.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Amended unaudited condensed financial statements of Jinzhou Wanyou Mechanical Parts Co., Ltd. for the three months ended March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: July 9, 2007

/s/ Qingjie Zhao

Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Amended unaudited condensed financial statements of Jinzhou Wanyou Mechanical Parts Co., Ltd. for the three months ended March 31, 2007.